SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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                     FMB EQUIBANC,  INC.
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FMB EQUIBANC, INC.
201 North Main Street
Statesboro, Georgia 30458
(912) 489-2600

April 25, 2006
To the Shareholders of FMB Equibanc, Inc.:

It is my pleasure to invite you, on behalf of the Board of Directors and Management of FMB Equibanc, Inc. (the “Company”), to the Company’s Annual Meeting of Shareholders (the “Annual Meeting”), be held at the Company's offices, 201 North Main Street, Statesboro, Georgia 30458 on Thursday, May 18, 2006 at 4:30 PM.

Enclosed with this letter is the formal notice of the Annual Meeting, a proxy statement and a proxy card. The notice and proxy statement contain information about actions to be taken at the Annual Meeting. The 2005 Annual Report to Shareholders is also enclosed for your information. We encourage you to review these materials, so that you will be fully informed about the matters that will be considered at the Annual Meeting.

Whether or not you are able to attend the Annual Meeting, please mark, sign and promptly return the proxy card. If you do attend the Annual Meeting, and would like to vote in person, you may do so, even if you have already returned your proxy card.

Your continued support of the Company is very important. I look forward to welcoming you at our Annual Meeting.

Sincerely,

/s/ Charles R. Nessmith

Charles R. Nessmith
President and Chief Executive Officer

FMB EQUIBANC, INC.
201 North Main Street
Statesboro, Georgia 30458
(912) 489-2600

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on May 18, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of FMB Equibanc, Inc. (the "Company") will be held at the Company's offices, 201 North Main Street, Statesboro, Georgia 30458 on Thursday, May 18, 2006 at 4:30 PM, for the following purposes:

1.	To elect three members to the Board of Directors to serve three-year terms expiring at the Annual Meeting of Shareholders in 2009 and until his successor is elected and qualified.

2.	To consider such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The Board of Directors has set April 17, 2006 as the record date for the Annual Meeting. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors

/s/ Charles R. Nessmith

Charles R. Nessmith
President and Chief Executive Officer

Statesboro, Georgia
April 25, 2006

Your proxy is important. Whether or not you plan to attend the Annual Meeting, please vote by completing, signing and mailing the enclosed proxy card to the Company in the accompanying envelope, which requires no postage. Your proxy may be revoked or changed, if you choose, at any time prior to the vote being taken at the Annual Meeting.

FMB EQUIBANC, INC.
201 North Main Street
Statesboro, Georgia 30458
(912) 489-2600

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To be held on May 18, 2006

GENERAL INFORMATION

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of FMB Equibanc, Inc. (the "Company") of Proxies from the shareholders of the Company for use at the Annual Meeting of Shareholders to be held on Thursday, May 18, 2006 at 4:30 p.m., local time, at the Company's offices, 201 North Main Street, Statesboro, Georgia 30458 (the "Annual Meeting"), and at any and all adjournments or postponements thereof. The Company operates through its banking subsidiary, Farmers & Merchants Bank (the "Bank").

The enclosed Proxy is for use at the Annual Meeting if a shareholder is unable to attend the Annual Meeting in person or wishes to have his or her shares voted by Proxy, even if he or she attends the Annual Meeting. The Proxy may be revoked by the person giving it at any time before its exercise, either by notice to the Secretary of the Company, by submitting a Proxy having a later date, or by such person appearing at the Annual Meeting and electing to vote in person. All shares represented by valid Proxies received pursuant to this solicitation and not revoked before their exercise will be voted in the manner specified therein. If a Proxy is signed and no specification is made, the shares represented by the Proxy will be voted in accordance with the recommendation of management as to each of the proposals described in this Proxy Statement and in accordance with the best judgment of the persons exercising the Proxy with respect to any other matters properly presented for action at the Annual Meeting.

This Proxy Statement and the enclosed Proxy are first being mailed to the Company's shareholders on or about April 25, 2006.

The Board of Directors of the Company has set April 17, 2006 as the record date for the Annual Meeting. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 362,600 shares of common stock of the Company issued and outstanding.

A quorum for the transaction of business at the Annual Meeting consists of the holders of a majority of the outstanding shares of common stock of the Company entitled to vote at the Annual Meeting present in person or represented by Proxy. Abstentions will be treated as present for purposes of determining a quorum. Shares held by a broker as nominee (i.e., in "street name") that are represented by Proxies at the Annual Meeting, but that the broker fails to vote on one or more matters as a result of incomplete instructions from a beneficial owner of the shares ("broker non-votes"), will also be treated as present for quorum purposes. Each share of common stock of the Company is entitled to one vote on each matter to come before the Annual Meeting.

In addition to this solicitation by mail, the officers and employees of the Company, without additional compensation, may solicit Proxies in favor of the proposals if deemed necessary, by personal contact, letter, telephone or other means of communication. Brokers, nominees and other custodians and fiduciaries will be requested to forward proxy solicitation material to the beneficial owners of the shares of common stock of the Company where appropriate, and the Company will reimburse them for their reasonable expenses incurred in connection with such transmittals. The costs of solicitation of Proxies for the Annual Meeting will be borne by the Company.

PROPOSAL ONE:
ELECTION OF DIRECTORS

The Company's Board of Directors has nominated three persons for election at the Annual Meeting as Class III directors for a term expiring at the 2009 Annual Meeting of Shareholders. Each person nominated shall hold office until the term of the class of directors for which he has been elected expires and until his successor is duly elected and qualified, or until his earlier death, resignation, incapacity to serve, or removal.

The members of the Company's Board of Directors are elected by the shareholders. The directorships of the Company are divided into three classes that are approximately equal in size, with the members of each class generally serving three year terms. The Company's Board of Directors currently consists of ten members. Andrew C. Oliver, Frank C. Rozier III and Billy G. Tyson serve as Class III directors with terms expiring at the 2006 Annual Meeting of Shareholders. Leonard H. Blount, F. Wendell Brannen, R. Earl Dabbs and Dr. William B. Nessmith serve as Class I directors with terms expiring at the 2007 Annual Meeting of Shareholders. Gerald M. Edenfield, Charles R. Nessmith and William S. Hatcher serve as Class II directors with terms expiring at the 2008 Annual Meeting of Shareholders.

Vote Required

If for any reason any nominee should become unable or unwilling to accept nomination or election, persons voting the Proxies will vote for the election of another nominee designated by the Company's Board of Directors. Management of the Company has no reason to believe that any nominee will not serve, if elected. With regard to the election of directors, votes may be cast for, or votes may be withheld from, each nominee. The proposal to elect directors to serve as members of the Company's Board of Directors requires the affirmative vote of a plurality of the votes cast by shares of common stock entitled to vote in the election at the Annual Meeting. Votes that are withheld, abstentions, and broker non-votes will have no effect on the election of directors.

Nominations for Election and Information Regarding Directors

Set forth below is information about each nominee for election to a term as a director expiring at the 2009 Annual Meeting of Shareholders and each incumbent director whose term of office expires at the Annual Meetings of Shareholders in 2007 or 2008.

The Board of Directors recommends a vote “FOR” the proposal to elect as directors the nominees named below.

Nominees For Election to Term Expiring at the 2009 Annual Meeting of Shareholders

ANDREW C. OLIVER
Director since January 2004
Age 42

Mr. Oliver has served as a director of the Company since January 2004, when he was appointed to fill a vacancy on the Board of Directors. He has also served as a director of the Bank since January 2004. Since 1999, Mr. Oliver has served as President of A. M. Braswell Food Company, Inc., a manufacturer of specialty condiments and preserves, in Statesboro, Georgia. Mr. Oliver is a member of the Loan and Asset-Liability/Investment Committees of the Bank.

FRANK C. ROZIER, III
Director since April 2000
Age 60

Mr. Rozier has served as a director of the Company since its organization in April 2000 and has served as a director of the Bank since 1991. Mr. Rozier served as Chairman of the Board of Directors of the Bank from 1999 to 2005, and is a member of the Audit Committee of the Company and of the Bank. Mr. Rozier is the President of Rozier Ford-Lincoln-Mercury in Statesboro, Georgia, and has held this position for more than five years.

BILLY G. TYSON
Director since April 2000
Age 70

Mr. Tyson has served as a director of the Company since its organization in April 2000 and has served as a director of the Bank since 1971. Before retiring in 1995, Mr. Tyson served as President of the Bank. Mr. Tyson is a member of the Personnel Committee of the Company and the Bank and of the Technology Committee of the Bank.

Incumbent Directors With Terms Expiring at the 2007 Annual Meeting

LEONARD H. BLOUNT
Director since April 2000
Age 52

Mr. Blount has served as a director of the Company since its organization in April 2000 and has served as a director of the Bank since 1991. Mr. Blount currently serves as the managing partner of Village Park MSB, LLC, a real estate development partnership. From October 2001 until April 2005, Mr. Blount served as Vice President of HPS/Paradigm, Inc., a health insurance administration company. From 1998 to October 2001, Mr. Blount served as President of Blount, Burke, Wimberly & Hendricks Insurors, an insurance agency in Statesboro, Georgia. Mr. Blount is a member of the Audit Committees of the Company and of the Bank and a member of the Technology Committee of the Bank.

WENDELL BRANNEN
Director since April 2000
Age 60

Mr. Brannen has served as a director of the Company since its organization in April 2000 and has served as a director of the Bank since 1993. Mr. Brannen is a farm supply dealer in Statesboro, Georgia, and has held this position for more than five years. Mr. Brannen is a member of the Loan and Asset-Liability/Investment Committees of the Bank.

R. EARL DABBS
Director since April 2000
Age 71

Mr. Dabbs has served as a director of the Company since its organization in April 2000 and has served as a director of the Bank since 1999. Before retiring in 1998, Mr. Dabbs was a partner of the accounting firm Dabbs, Hickman, Hill & Cannon, LLP, the independent auditors of the Company and the Bank until November 30, 2003. Mr. Dabbs is Chairman of the Board of Directors of the Company and of the Bank and is a member of the Audit and Personnel Committees of the Company and of the Bank. He is also a member of the Loan, Asset-Liability/Investment, Strategic Planning and Technology Committees of the Bank

DR. WILLIAM B. NESSMITH
Director since January 2004
Age 62

Dr. Nessmith has served as a director of the Company since January 2004, when he was appointed to fill a vacancy on the Board of Directors. He has also served as a director of the Bank since January 2004. Dr. Nessmith is a veterinarian in Statesboro, Georgia and has held that position for more than five years. Dr. Nessmith is a member of the Personnel Committee of the Company and of the Bank and of the Strategic Planning Committee of the Bank.

Incumbent Directors With Terms Expiring at the 2008 Annual Meeting

GERALD M. EDENFIELD
Director since April 2000
Age 60

Mr. Edenfield has served as a director of the Company since its organization in April 2000, and has served as a director of the Bank since 1990. Mr. Edenfield is a partner in the law firm of Edenfield, Cox, Bruce & Classens in Statesboro, Georgia, general counsel for the Company and the Bank. Mr. Edenfield has been a partner in this law firm for more than five years. Mr. Edenfield is a member of the Personnel Committee of the Company and the Bank and of the Strategic Planning Committee of the Bank.

CHARLES R. NESSMITH
Director since April 2000
Age 58

Mr. Nessmith has served as President and Chief Executive Officer of the Company and of the Bank since February 2002, and as a director of the Company since its organization in April 2000. From the organization of the Company until February 2002, Mr. Nessmith served as Executive Vice President of the Company. From 1995 until February 2002, Mr. Nessmith served as Executive Vice President and Chief Loan Officer of the Bank and has served as a director of the Bank since 1995.

WILLIAM S. HATCHER
Director since April 2002
Age 66

Mr. Hatcher has served as a director of the Company since April 2002. He has served as a director of the Bank since September 2001. Mr. Hatcher is a member of the Loan and Asset-Liability/Investment Committees of the Bank. Mr. Hatcher is the President of Hatcher Enterprises of Statesboro, Georgia, which owns and operates several Hallmark Gold Crown stores in Georgia and north Florida, and has held that position for more than five years.

There are no family relationships between any of the directors or executive officers of the Company or the Bank.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

The business and affairs of the Company are under the direction of the Company's Board of Directors. During 2005, the Board of Directors of the Company held five meetings, while the Board of Directors of the Bank held twelve meetings. Each director attended at least 75% or more of the aggregate number of meetings held by the Board of Directors and the committees on which he served except Mr. Hatcher, who attended 70% of such meetings.

The Board of Directors of the Company has two standing committees, consisting of the Audit Committee and the Personnel Committee. The entire Board of Directors serves as a nominating committee for the purpose of nominating persons to serve on the Board of Directors. All of the Company’s directors, except for Charles R. Nessmith, are “independent” directors as that term is defined in the National Association of Securities Dealers listing standards. The Company is not a listed issuer on any national securities association or exchange, and, therefore, there are no “independence” requirements applicable to the Board members under applicable law or regulations.

The Board of Directors of the Company, as stated above, does not have a standing nominating committee, or a charter with respect to the nominating process. The Board is of the view that such a committee is unnecessary given the relatively small number of directors elected each year and the fact that all the directors are considered and recommended to the shareholders by the full Board. If the Board appointed such a committee, its membership would consist of the independent directors or a subset of them. To date, all director nominees have been identified by current directors. The Company has never engaged a third party to identify director candidates, and the Company has never received a proposed director candidate from a source outside the Company. However, the Board would consider any director candidate proposed in good faith by a shareholder of the Company. To do so, a shareholder should send the director candidate’s name, credentials, contact information, and his or her consent to be considered as a candidate to the Secretary of the Company. The proposing shareholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long). The Board will evaluate candidates based on financial literacy, knowledge of the Company’s industry or other background relevant to the Company’s needs, status as a stakeholder in the Company, “independence” for purposes of compliance with the listing standards of the National Association of Securities Dealers, and willingness, ability and availability for service.

Our Board of Directors does not have an established written policy or process for shareholders to send communications to the Board of Directors. However, it has been the Board’s policy that shareholders wishing to communicate with the Board of Directors may do so in writing addressed to the Board and delivering it to the Chairman of the Board at the address of the Company’s principal office at 201 North Main Street, Statesboro, Georgia 30458. Such communications will be promptly forwarded to the Chairman of the Board for consideration at a regular Board meeting.

Audit Committee. The Audit Committee of the Company, which also functions as the Audit Committee of the Bank, reviews the affairs of the Company with the Company's independent auditors, including a review of the accounts of the Company and the overall financial condition of the Company. The committee also examines the Company's internal controls to determine whether adequate accounting safeguards are in place and determines whether officers and employees of the Company and the Bank have provided adequate cooperation and assistance to the Company's independent auditors. The Audit Committee Charter, which is attached to this Proxy Statement as Appendix A, was adopted in 2002 and amended in 2005. Messrs. Blount, Dabbs, and Rozier serve as members of the Audit Committee. During 2005, the committee met six times. Because the Company is not a listed issuer on any national securities association or exchange, there are no “independence” requirements applicable to the Audit Committee members under applicable law or regulations. Nonetheless, each of the members of the Audit Committee meets the requirements for “independence” as defined by the applicable National Association of Securities Dealers’ standards.

The Board of Directors of the Company has not named or designated an audit committee financial expert. However, Mr. Dabbs is a retired Certified Public Accountant and former partner in the public accounting firm Dabbs, Hickman, Hill & Cannon, LLP and meets the qualifications of an audit committee financial expert.

Personnel Committee. The Personnel Committee of the Company, which also serves as the Personnel Committee of the Bank, makes recommendations to the Board of Directors of the Company and the Bank regarding executive salaries, bonuses and compensation. The committee is also responsible for administering the 1998 Stock Option Plan. Messrs. Tyson, Dabbs, Edenfield, and Dr. William Nessmith serve as members of the Personnel Committee. During 2005, the committee met five times.

In addition to the committees of the Company's Board of Directors, the Board of Directors of the Bank also has established two standing committees.

Asset-Liability/Investment Committee. The Asset-Liability/Investment Committee reviews the overall financial condition and performance of the Bank on a monthly basis and discuses methods to maximize the Bank's net interest margin on an ongoing basis. Messrs. Brannen, Hatcher, Oliver and Dabbs serve as members of the Asset-Liability/Investment Committee. During 2005, the committee met twelve times.

Loan Committee. The Loan Committee of the Bank reviews loan requests that exceed an established credit threshold for compliance with the Bank's lending policies as well as federal and state rules and regulations regarding extensions of credit. After such review, the committee decides whether to extend credit to the potential borrower. Messrs. Hatcher, Brannen, Oliver and Dabbs serve as members of the Loan Committee. During 2005, the committee met 32 times.

All Board members except Mr. Oliver attended the 2005 Annual Meeting of Shareholders, and all members of the Board are being requested to attend the 2006 Annual Meeting.

EXECUTIVE OFFICERS

The executive officers of the Company and of the Bank are elected annually and serve at the pleasure of the Board of Directors. The following sets forth certain information with respect to the executive officers of the Company or of the Bank.

Charles R. Nessmith, age 58, has served as President and Chief Executive Officer of the Company and of the Bank since February 2002 and as a director of the Company since its organization in 2000. Biographical information for Mr. Nessmith can be found in the section “Nomination for Elections and Information Regarding Directors” above.

William S. Doxey III, age 45, has served as Executive Vice President of the Bank since March 2004. From 1999 to 2004, Mr. Doxey was a retail sales Vice President for Branch Banking and Trust in Macon, in Warner Robbins and in Statesboro, Georgia.

Dwayne E. Rocker, age 41, has served as Secretary of the Company and Chief Financial Officer and Secretary of the Bank since January 2002. From July 2001 to January 2002, Mr. Rocker was employed as the Senior Credit Analyst for Darby Bank & Trust Company in Vidalia, Georgia. From 1986 to June 2001, Mr. Rocker served in various capacities with First Banking Company of Southeast Georgia and from 1992 served as its Secretary/Treasurer and as Vice President and Secretary of its lead subsidiary bank, First Bulloch Bank & Trust Company in Statesboro, Georgia, until a merger with Branch Banking & Trust.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence requirements of Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers, has furnished the following report:

Management is responsible for the Company's internal controls, financial reporting process and compliance with the laws and regulations and ethical business standards. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company's independent accountants also provided to the Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.

Based upon the Committee's discussions with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

The foregoing report has been furnished by the Audit Committee of the Board of Directors.

Leonard H. Blount R. Earl Dabbs Frank C. Rozier, III

The foregoing report of the Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Report by reference in any such document.

Principal Accountants and Fees Paid to Independent Accounting Firms

Mauldin & Jenkins, LLC audited the accounts of the Company for the 2005 fiscal year and it is expected that Mauldin & Jenkins, LLC will continue in auditing the accounts of the Company and the Bank during 2006. A representative of Mauldin & Jenkins, LLC will be present at the Annual Meeting with the opportunity to make a statement and will be available to respond to appropriate questions.

Audit Fees. During 2005 and 2004, the aggregate amount of fees billed to the Company by Mauldin & Jenkins, LLC for services rendered by it for the audit of the Company's annual financial statements and for review of financial statements included in the Company’s Form 10-QSB filings was $ 45,500 and $43,750, respectively.

Audit-Related Fees. During 2005 and 2004, the aggregate amount of fees billed to the Company by Mauldin & Jenkins, LLC for assurance and consultation concerning financial accounting and reporting standards reasonably related to the performance of the audit services rendered by them was $ 850 and $1,800, respectively.

Tax Fees. During 2005 and 2004, the aggregate amount of fees billed to the Company by Mauldin & Jenkins, LLC for tax compliance services was $5,435 and $4,500, respectively.

Other Fees. During 2005 and 2004, Mauldin & Jenkins, LLC did not bill the Company any amounts for other services.

The Audit Committee is also responsible for the pre-approval of all non-audit services provided by the independent auditors. Non-audit services are only provided by the Company's auditors to the extent permitted by law. Pre-approval is required unless a "de minimus" exception is met. To qualify for the "de minimus" exception, the aggregate amount of all such non-audit services provided to the Company must constitute not more than five percent of the total amount of revenues paid by the Company to its independent auditors during the fiscal year in which the non-audit services are provided; such services were not recognized by the Company at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee to whom authority to grant such approval has been delegated by the Committee.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth a summary of compensation paid to or accrued on behalf of the Chief Executive Officer for the years ended December 31, 2003 through 2005 and for all other executive officers of the Company whose aggregate compensation exceeded $100,000 for the year ended 2005.

Annual Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	All Other Compensation ($)(1)

Charles R. Nessmith President and CEO of the Company and of the Bank	2005 2004 2003	$150,000 137,800 130,000	$30,082 28,376 23,893	$6,000 5,512 6,000

Williams S. Doxey III Executive Vice President of the Bank	2005 2004 2003	$105,150 79,776 -	$14,558 - -	$1,052 - -

Dwayne E. Rocker Secretary of the Company and Chief Financial Officer and Secretary of the Bank	2005 2004 2003	$96,150 84,775 80,625	$14,278 13,552 13,517	$3,846 3,391 2,415

(1)	The reported amount consists of the Bank's contributions to the Bank's 401(k) Profit Sharing Plan. See "Farmers & Merchants Bank 401(k) Profit Sharing Plan" discussed below.

Farmers & Merchants Bank 401(k) Profit Sharing Plan

All employees of the Bank who meet age and employment tenure requirements are eligible to participate in the Bank's 401(k) Profit Sharing Plan. The Bank can contribute to the plan out of its net income such amount as may be determined by the Board of Directors of the Bank, however, the total amount paid in any year may not exceed 15% of the total compensation paid to each employee who is eligible to participate for that year. Participants may make voluntary contributions through payroll deductions or through cash payments. The Bank matches voluntary contributions made by participants up to 4% of the participant's total compensation. The plan has been amended to conform with the requirements of the Employer Retirement Security Act of 1974 and the Tax Reform Act of 1986. The Bank contributed $41,000 to match voluntary contributions of participants for the year ended December 31, 2005.

Option Exercise and Fiscal Year-End Option Value Table

The following table sets forth certain information regarding the exercise of stock options during the 2005 fiscal year by the persons named in the Summary Compensation Table and the value of options held by such persons at the end of such fiscal year.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-end Option Values
Name	Number of Securities Underlying Unexercised Options at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at FY-End ($) Exercisable/Unexercisable(1)
Charles R. Nessmith	6,000 / 0	$148,380 / 0

__________________________________
(1)
Dollar values calculated by determining the difference between the estimated fair market value of the Company's common stock at December 31, 2005 of $40.00 and the exercise price of such options. Because no organized trading market exists for the Company's common stock, the fair market value was computed by reference to recent sales of the Company's common stock known to the Company.

1998 Stock Option Plan

In connection with the reorganization of the Bank into a one-bank holding company structure, the Company assumed sponsorship of, and became the successor to the Bank with respect to all of the Bank's rights, duties and obligations under the Farmers & Merchants Bank 1998 Nonqualified Stock Option Plan (the "1998 Stock Option Plan"). Under the terms of the 1998 Stock Option Plan, officers and key employees of the Company and the Bank (as determined by the Personnel Committee in its sole discretion) are eligible to receive nonqualified stock options which are not intended to meet the requirements of Section 422 of the Internal Revenue Code. There are 18,000 shares of the Company's common stock reserved for issuance under the 1998 Stock Option Plan. Stock options have been granted to executive officers of the Company with respect to 6,000 shares reserved for issuance under the 1998 Stock Option Plan.

The stock options granted under the 1998 Stock Option Plan entitle the holder thereof to purchase shares of the Company's common stock at the exercise price established therefore by the Personnel Committee. The stock options granted under the 1998 Stock Option Plan are all exercisable. In no event will stock options be exercisable later than ten years after the date of grant. Stock options outstanding and unexercised at the time of the death of the holder shall terminate on the first to occur of either the expiration date thereof or the expiration of twelve months after the date of death. Stock options outstanding and unexercised at the retirement or disability of the holder shall terminate on the first to occur of either the expiration date thereof or the expiration of three months after the date of retirement or disability. Upon termination of the employment of the holder for any reason, stock options will no longer be exercisable. There are no maximum or minimum number of shares for which a stock option may be granted.

Amendment and Termination. The 1998 Stock Option Plan is to remain in effect until (i) the Board of Directors terminates the 1998 Stock Option Plan, (ii) all common stock reserved under the 1998 Stock Option Plan shall have been purchased, or (iii) the expiration of ten years after the effective date of the 1998 Stock Option Plan, whichever shall first occur. The Board of Directors may at any time terminate and, from time to time, may amend or modify its terms as long as such amendment or modification is deemed to be in the best interests of the Company; provided, however, that no such action by the Board of Directors may, without the approval of the shareholders of the Company, (i) increase the number of shares of common stock that may be issued pursuant to the 1998 Stock Option Plan, (ii) modify the requirements as to eligibility for participation in the 1998 Stock Option Plan, (iii) increase the benefits accruing to eligible officer and key employees, (iv) remove the administration of the 1998 Stock Option Plan from the Personnel Committee, or (v) reduce the amount of any benefit or adversely change the terms and conditions thereof.

EQUITY COMPENSATION PLAN INFORMATION

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity compensation plans approved by security holders..........................................	6,000	$ 15.27	12,000
Equity compensation plans not approved by security holders …………………….........	None	none	none
TOTAL	6,000	$ 15.27	12,000

Employment Agreement

The Bank has entered into an employment agreement with Charles R. Nessmith regarding his employment as President and Chief Executive Officer of the Bank. Under the terms of the agreement, Mr. Nessmith received a base salary of $150,000 in 2005. The agreement provides that at the end of each year, Mr. Nessmith will be entitled to receive, subject to conditions relating to the growth rate, financial condition and asset quality of the Bank, a cash bonus based on the present system of bonus determination adopted by the Bank for all employees.

The initial term of the employment agreement commenced on January 1, 2003, and will continue for a period of three years. At the end of the initial term of each agreement, the agreement shall continue from year to year unless sooner terminated by either party to the agreement. Employment under the agreement may be terminated:

•	by the Bank upon 10 days written notice for cause (as defined in the agreement);

•	by the Bank or the employee at any time upon 90 days written notice;

•	upon employee's death or disability.

If the Bank is acquired by a bank or bank holding company that is independent of the Bank, and the employee is terminated with or without cause on the date of the acquisition or merger, the employee is entitled to receive as severance pay his base salary for the balance of the contract term. If the acquisition or merger occurs in the final year of the contract term and the acquiring bank elects to terminate the employee or elects not to renew the contract for an additional one year term, then the severance pay shall be extended for an additional one year period beyond the normal expiration date of the employment agreement.

Director Compensation

The non-employee directors of the Company also serve as directors of the Bank and are paid director’s fees of $1,200 per month for their services as directors. In addition, directors receive $150 for each committee meeting attended. As discussed below, some of the directors participate in a deferred compensation plan as well.

Deferred Compensation Plan

The Bank has entered into deferred compensation agreements with certain directors that permit such directors to defer portions of their director's fees and to receive equal monthly installments for 120 consecutive months following a specified retirement age (65 in most instances). To receive the full monthly benefits specified in each director's deferred compensation agreement, the director must serve as a director for at least five years following the date of the deferred compensation agreement. If the director should fail to serve as a director for five consecutive years following the date of the agreement for any reason other than death, the director will receive at the specified retirement age a portion of the compensation originally provided for in the deferred compensation agreement based on the ratio of the number of months served as a director in comparison to the required 60 months under the agreement. If the director dies before the specified retirement age, the monthly benefits will be paid to the director's designated beneficiary beginning the month following the death of the director. Should the director die after the specified retirement age, but before receiving all of the 120 monthly installments, the remaining installments will be paid to the director's designated beneficiary.

The Company has a deferred compensation plan providing for death and retirement benefits for certain directors. The estimated amounts to be paid under the compensation plan have been partially funded through the purchase of either life insurance policies or annuities contracts on the participating directors. Accrued deferred compensation of $243,000 is included in other liabilities as of December 31, 2005 and 2004. Cash surrender values of $246,000 on the insurance policies is included in other assets at December 31, 2005 and 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)") requires the Company's officers and directors, and persons who own 10% or more of the registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and 10% or more shareholders are required by regulations of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company during fiscal year 2005, all directors, officers and 10% shareholders complied with all Section 16(a) filing requirements.

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the shares of the Company's common stock owned as of April 17, 2006, (i) by each person who beneficially owned more than 5% of the shares of the Company's common stock, (ii) by each of the Company's directors and each of the executive officers named in the Summary Compensation Table, and (iii) by all of the Company's directors and executive officers as a group.

Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percent of Outstanding Shares
Directors
Leonard H. Blount	15,000 (2)	4.1
F. Wendell Brannen	2,585 (3)	*
R. Earl Dabbs	2,765 (4)	*
William S. Doxey III	200 (5)	*
Gerald M. Edenfield	6,105 (6)	1.7
William S. Hatcher	991 (7)	*
Charles R. Nessmith	6,502 (8)	1.8
Dr. William B. Nessmith	425 (9)	*
Andrew C. Oliver	775 (10)	*
Dwayne E. Rocker	50 (11)	*
Frank C. Rozier, III	6,800 (12)	1.9
Billy G. Tyson	15,515 (13)	4.3

All directors and executive officers as a group (12 Persons)	57,713	15.6

Other Beneficial Owners
Edward W. Curl, Jr.	21,894 (14)	6.0
* Less than 1%

(1)
The information contained in this table with respect to the Company common stock ownership reflects "beneficial ownership" as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2)	Mr. Blount's mailing address is 106 Lancaster Point, Statesboro, Georgia 30458.
(3)	Mr. Brannen's mailing address is P.O. Box 158, Statesboro, Georgia 30458
(4)	Mr. Dabbs' mailing address is 319 South Walnut Street, Statesboro, Georgia 30459
(5)	Consists of 97 shares owned by Mr. Doxey’s wife and 103 shares owned by Mr. Doxey’s wife as custodian for their children. Mr. Doxey’s mailing address is P. O. Box 2789, Statesboro,Georgia 30459.
(6)
Consists of 4,520 shares owned by Mr. Edenfield, 660 shares owned by Mr. Edenfield as custodian for his children, 625 shares owned by Mr. Edenfield’s wife and 300 shares owned by E & C Group LLC. Mr. Edendfield's mailing address is P. O. Box 1700, Statesboro, Georgia 30458.

(7)	Shares owned jointly by Mr. Hatcher and his wife, with whom he shares voting and investment power. Mr. Hatcher’s mailing address is P. O. Box 551, Statesboro, Georgia 30459
(8)
Includes 6,000 shares of Common Stock issuable pursuant to options exercisable within 60 days of April 17, 2006 and 502 shares owned jointly by Mr. Nessmith and his wife, with whom he shares voting power and investment power. Mr. Nessmith's mailing address is P. O. Box 2789, Statesboro, Georgia 30459.

(9)	Shares owned jointly by Dr. Nessmith and his wife, with whom he shares voting and investment power. Dr. Nessmith’s mailing address is P. O. Box 94, Statesboro, Georgia 30459.
(10)	Mr. Oliver’s mailing address is 17303 U. S. Highway 80 West, Statesboro, Georgia 30458.
(11)	Mr. Rocker’s mailing address is P. O. Box 2789, Statesboro, Georgia 30459.
(12)	Consists of 5,800 shares owned by Mr. Rozier and 1,000 shares owned by his wife. Mr. Rozier's mailing address is Highway 301 South, Statesboro, Georgia 30458
(13)	Shares owned jointly by Mr. Tyson and his wife, with whom he shares voting power and investment power. Mr. Tyson's mailing address is 513 W. Lee Street, Brooklet, Georgia 30415.
(14)	Mr. Curl’s mailing address is 17684 U. S. Highway 301 North, Statesboro, Georgia 30458.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

The Company's' directors and principal officers, their immediate family members and certain companies and other entities associated with them, have been customers of, and have had banking transactions with, the Bank and are expected to continue these relationships in the future. In the opinion of the Bank's' management, the extensions of credit made by the Bank to such individuals, companies and entities (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve a risk of collectibility greater than that associated with other customers of the Bank or present other unfavorable features.

In addition, Gerald M. Edenfield, a director of the Company, is a partner in the law firm of Edenfield, Cox, Bruce & Classens, which is engaged by the Company and the Bank to provide legal services.

During 2004, the Bank contracted with Dabbs-Williams General Contractors LLC (“Dabbs-Williams”) in the amount of $179,450 for the renovation of one of its branch facilities. Dabbs-Williams is 60% owned by R. Earl Dabbs, a director of the Company and of the Bank. No amounts were paid under this contract in 2004, and Dabbs-Williams was paid $157,521 in 2005 in full satisfaction of the contract. During 2005, the Bank contracted again with Dabbs-Williams to construct office space in an unfinished area of the Bank’s main office. This project was completed in September 2005 and Dabbs-Williams was paid $59,700.

OTHER MATTERS

At the time of the preparation of this Proxy Statement, the Company was not aware of any matters to be presented for action at the Annual Meeting other than the proposals referred to herein. If other matters are properly presented for action at the Annual Meeting, it is intended that the persons named as Proxies will vote or refrain from voting in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS FOR INCLUSION IN NEXT YEAR'S
PROXY STATEMENT

Proposals of shareholders intended to be presented at the Company's 2006 Annual Meeting of Shareholders must be received at the Company's principal executive offices by December 28, 2006 in order to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting.

OTHER SHAREHOLDER PROPOSALS FOR PRESENTATION
AT NEXT YEAR'S ANNUAL MEETING

For any proposal that is not submitted for inclusion in next year's Proxy Statement, but is instead sought to be presented directly at the 2007 Annual Meeting of Shareholders, management will be able to vote proxies in its discretion if the Company: (i) receives notice of the proposal before the close of business on March 10, 2007, and advises shareholders in the 2007 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (ii) does not receive notice of the proposal prior to the close of business on March 10, 2007. Notices of intention to present proposals at the 2007 Annual Meeting of Shareholders should be addressed to Dwayne E. Rocker, Secretary, FMB Equibanc, Inc., 201 North Main Street, Statesboro, Georgia.

ANNUAL REPORTS

Copies of the Company's 2005 Annual Report to Shareholders, which includes the Company's financial statements for the year ended December 31, 2005, are being mailed to all shareholders together with this Proxy Statement. For multiple shareholders who share the same address, only one copy of this proxy statement and the Annual Report to Shareholders is being mailed to the shared address. Additional copies may be delivered if requested by the shareholder to Dwayne E. Rocker, Secretary, 201 North Main Street, Statesboro, Georgia 30458. The Company's Annual Report on Form 10-KSB for the year ended December 31, 2005, as filed with the SEC, is available without charge to shareholders who make a written request therefore to Dwayne E. Rocker, Secretary, 201 North Main Street, Statesboro, Georgia 30458. Copies of exhibits filed with the report or referenced therein will be furnished to shareholders of record upon request and payment of the Company's expenses of furnishing such documents.

APPENDIX A

FMB EQUIBANC, INC.

AUDIT COMMITTEE CHARTER

STATEMENT OF PURPOSE:

The Audit Committee of FMB Equibanc, Inc. (the “Company”) shall provide assistance to the Board of Directors of the Company (the “Board”) to ensure appropriate Board oversight of all audit programs and all audit issues with respect to the Company. The Audit Committee is charged with directing and overseeing all audits of the Company, as well as overseeing all audit compliance issues.

COMPOSITION:

The Audit Committee shall be composed of three or more members of the Board, and the following restrictions shall apply to its composition:

(a)
Officers and employees, including any officers and employees of an affiliate of the Company, including Farmers & Merchants Bank, the wholly-owned subsidiary of the Company (the “Bank”), shall not be eligible for service, and shall not serve, on the Audit Committee;

(b)
Persons who have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company during the three-year period prior to service on the Audit Committee shall not be eligible for service, and shall not serve, on the Audit Committee; and

(c)
Members of the Board who constitute a majority of the members of the Audit Committee shall not be eligible for service, and shall not serve, on any committee which has the power to manage and control the fiduciary activities, if any, of the Company or the Bank.

The members of the Audit Committee shall be appointed by the Board and shall serve until their successors shall be duly appointed. A Chair of the Audit Committee shall be elected by majority vote of the full Audit Committee membership.

AUTHORITY:

The Audit Committee’s direct reporting relationship is to the Board. The Audit Committee shall have full and unrestricted access to all personnel, records, operations, properties, and other informational sources of the Company, the Bank and any affiliates, as necessary, to properly discharge its responsibilities. Further, the Audit Committee shall have the authority to conduct or authorize investigations into any matters within the Audit Committee’s scope of responsibilities. The Audit Committee shall be empowered to retain accountants, counsel, outside auditors, internal auditors (who may, also, be employees of the Company or the Bank), and other assistance, to assist it in the discharge of its responsibilities.

RESPONSIBILITIES:

In furtherance of its purpose, the Audit Committee’s responsibilities shall include the following:

(a)
Ensuring that the auditors charged with performing audits of the Company ascertain whether the internal control policies and procedures of the Company and the Bank provide reasonable assurance that, at a minimum:

(i)	the Company and the Bank are administering fiduciary activities in accordance with applicable law;

(ii)	the Company and the Bank are properly safeguarding fiduciary assets, if any; and

(iii) the Company and the Bank are accurately recording transactions in appropriate accounts, in a timely manner

(b)	Maintaining free and open means of communication between Board members, outside auditors, internal auditors and management of the Company and the Bank.

(c)	Selecting and appointing outside auditors and internal auditors, who are accountable to the Audit Committee and the Board.

(d)	Evaluating the performance of outside and internal auditors, and, if the Audit Committee deems it to be in the best interests of the Company, replacing outside and internal auditors.

(e)	Confirming and assuring the independence of outside auditors, and, in connection therewith, reviewing the fees paid to outside auditors for all services.

(f)
Obtaining, annually, formal written statements from outside auditors which delineate the relationships between such outside auditors and the Company, and actively engaging in dialogue with outside auditors with respect to matters that may affect their independence.

(g)	Meeting with outside and internal auditors and management of the Company and the Bank to review the scope of proposed audits for the current year and those audit procedures to be utilized.

(h)
Reviewing, with outside auditors and with financial and accounting personnel of the Company and the Bank, the adequacy and effectiveness of the accounting and financial controls of the Company and the Bank, and eliciting recommendations with respect to improving such internal controls and/or addressing particular areas requiring new or more detailed controls.

(i)
Reviewing any problems or difficulties that outside or internal auditors encounter, and reviewing any written correspondence regarding such problems or difficulties provided by outside or internal auditors to management of the Company or the Bank, as well as management’s response to any such written correspondence.

(j)
Reviewing any significant changes to the auditing and accounting principles of the Company or the Bank, as well as practices suggested by outside or internal auditors or by management of the Company or the Bank.

(k)	Reviewing, at periodic meetings with management of the Company and the Bank, major financial risk exposures and the steps that management has taken or will take to monitor and control such exposures.

(l)
Providing sufficient opportunity for outside and internal auditors to meet with the members of the Audit Committee, without members of management present. Items that should be discussed at such meetings include outside and internal auditors’ evaluation of financial, accounting, and auditing personnel of the Company and the Bank, and the level of cooperation that such outside and internal auditors received during the course of their audits.

(m)
Investigating any matter brought to the Audit Committee’s attention, within the scope of its duties, and retaining outside counsel when, in the judgment of the Audit Committee, such assistance is appropriate.

(n)
Reviewing, with outside auditors and management of the Company and the Bank, the interim financial statements to be included in the Company’s quarterly reports on Form 10-Q to be filed with the Securities and Exchange Commission.

(o)
Reviewing, with outside auditors and management of the Company and the Bank, the audited financial statements to be included in the Company’s annual report on Form 10-KSB to be filed with the Securities and Exchange Commission.

(p)
Ensuring that the Chair of the Audit Committee (and other members of the Audit Committee, when necessary) reviews with the chief financial officer, and other members of management, of the Company and the Bank any proposed public disclosure of significant financial information by the Company or the Bank.

(q)
Submitting the minutes of all meetings of the Audit Committee to, or discussing matters considered at each Audit Committee meeting with, the Board, and making such recommendations to the Board as the Audit Committee deems appropriate.

(r)	Reviewing and reassessing the adequacy of this Audit Committee Charter on an annual basis and recommending to the Board for adoption any proposed changes to such.

(s)	Performing such other functions as may be required by applicable law, by regulatory authorities, or by applicable, internal governing documents such as articles and bylaws.

(t)	Pre-approval of all non-audit related services performed by the external auditors.

While the Audit Committee is charged with the responsibilities and granted the powers set forth in this Charter, the Audit Committee is not responsible for actually conducting audits or determining that the financial statements of the Company or the Bank are complete and accurate and are in accordance with generally accepted accounting principles. These tasks remain the responsibility of outside auditors and of management of the Company and the Bank.

PROXY CARD	PROXY CARD

FMB EQUIBANC, INC.

Annual Meeting of Shareholders — To Be Held May 18, 2006

The Board of Directors Solicits this Proxy

The undersigned hereby appoint(s) R. Earl Dabbs and Charles R. Nessmith and each of them, attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of FMB Equibanc, Inc. (the “Company”) that the undersigned would be entitled to cast if personally present at the 2006 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on May 18, 2006, at 4:30 PM, local time, at 201 North Main Street, Statesboro, Georgia 30458, and at any postponement or adjournment thereof. This proxy will be voted as specified by the undersigned. If no choice is specified, the proxy will be voted for the election of all nominees for director listed below and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting. Please date, sign exactly as your name appears on the mailing label and mail the proxy promptly.

Mark, sign and date your proxy and return it in the postage-paid envelope that we have provided or return it to FMB Equibanc, Inc., 201 North Main Street, Statesboro, Georgia 30458.

Thank you for voting.

The Board recommends a vote “For” all items open for consideration at the Annual Meeting.

Please mark all choices like this ☒
(1) Election of three Class II directors of the Company:

☐ For All	☐ Withhold All	☐ For All Except

Nominees	Class III - Andrew C. Oliver
Frank C. Rozer III
Billy G. Tyson

INSTRUCTION: To withhold authority to vote for the election of a nominee or nominees, mark “For All Except” and write the nominee’s name on the line below:

(2) In accordance to the best judgment of the proxy holders, exercised in their discretion, with respect to any other matters which may properly come before the meeting or any postponement or adjournment thereof.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE AND RETURN THIS PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

___________________________________	___________________________________
Signature	Signature (Joint Owners)

___________________________________	___________________________________
Print Name (as listed on mailing label)	Print Name (as listed on mailing label)
Dated __________________, 2006	Dated __________________, 2006

NOTE: When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation or partnership, give full name of authorized officer. If shares are held jointly, both owners must sign.